Exhibit T3E.3

346	John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

NOTICE OF MEETING OF

CLASS 2 — US NOTEHOLDERS

LIST OF DOCUMENTS INCLUDED

1	Notice of Meeting

2	Amended Plan of Compromise and Arrangement dated July 20, 2001 and filed on July 23, 2001

3	Report of the Court-appointed Monitor on the state of the Debtors’ financial affairs and the Plan of Compromise and Arrangement, for the purpose of the Class 2 — US Noteholders meeting (dated October 28, 2002)

4	Proof of Claim Form

5	Information Sheet to assist in the completion of the Proof of Claim Form

6	Proxy Form

7	Voting Letter

John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

Court No.: 500-05-064436-015

NOTICE OF MEETING

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

Debtors

Notice is hereby given that pursuant to the Initial Order rendered by the Quebec Superior Court on April 17, 2001, as renewed thereafter, the Debtors have filed on July 11, 2001 a Plan of Compromise and Arrangement and, on July 23, 2001, an Amended Plan of Compromise and Arrangement (the “Plan of Arrangement”) pursuant to the provisions of the Companies’ Creditors Arrangement Act (R.S.C. (1985), ch. C-36).

Notice is also hereby given that by judgement rendered on October 23, 2002, Justice Dionysia Zerbisias dismissed the proceedings instituted by a group of US Noteholders, who were contesting the composition of Class 2 — US Noteholders (as defined in the Plan of Arrangement), and authorized the calling of a meeting of Class 2 — US Noteholders to vote on the Plan of Arrangement.

In this regard, a meeting of Class 2 — US Noteholders to vote on the Plan of Arrangement, will be held on:

Monday, November 25, 2002
Hotel Ritz-Carlton Montreal
1228 Sherbrooke Street West
Montreal, Quebec
AT 11:00 A.M.
(The Grey Room)

Attendance at the meeting will be restricted only to Class 2 — US Noteholders and to their authorized representatives who have submitted a Proof of Claim Form and Proxy Form, or a Master Ballot to the Monitor prior to the opening of the meeting.

All Class 2 — US Noteholders who have the right to vote during this meeting can accept the Plan of Arrangement as is or as may be modified at the meeting. If the Plan of Arrangement is accepted by the required majority and if it is ratified by the Court, it will be binding upon all the creditors affected by the Plan of Arrangement.

The Proof of Claim Form and Proxy Form, or Master Ballot must be submitted to and received by the Monitor before the opening of the meeting. To facilitate the verification and compilation of the proofs of claim and tabulation of the votes, you may return the Proof of Claim Form, the Proxy Form and Voting Letter or, as the case may be, the Master Ballot prior to the meeting. Facsimile transmissions will be accepted. Documents should be forwarded to:

Richter & Associés Inc., Monitor 2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone: (514) 934-3497 Facsimile: (514) 934-3504/3477

Any US Noteholders who have already submitted their Proof of Claim Forms, Proxy Forms and/or Voting Letters need NOT repeat the process unless they wish to make changes to the documents previously filed or to withdraw their claims if they are no longer beneficial owners of a Class 2 Claim.

DATED AT MONTREAL, this 28th day of October, 2002.

RICHTER & ASSOCIÉS INC.
Monitor

Per: Yves Vincent, CA

346	John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

NOTICE OF CLASS 2 — US NOTEHOLDERS MEETING

Monday, November 25, 2002

Hotel Ritz-Carlton Montreal

1228 Sherbrooke Street West

Montreal, Quebec

at 11:00 A.M.

(The Grey Room)